EXHIBIT 21


SPARTECH CORPORATION
SUBSIDIARIES OF REGISTRANT



Legal Entity                  DBA                           Incorporation

Atlas Alchem Plastics, Inc.   Spartech Plastics             DE
                              Spartech Compounding

The Resin Exchange, Inc.      Spartech Compounding          MO
                              Resin Exchange

Franklin-Burlington Plastics,
 Inc.                         Spartech Compounding          DE
                              Spartech Vy-Cal Plastics

Alchem Plastics, Inc.         Spartech Plastics             DE

Alchem Plastics Corporation   Spartech Plastics             GA

Spartech Plastics, Inc.       Spartech Plastics             DE
                              Portage Industries
                              Preferred Plastics

Spartech Industries, Inc.     Hamelin Industries            DE

Spartech Canada, Inc.         GM Plastics                   New Brunswick,
                              Genpak                        Canada
                              Spartech Enterprises
                              Korlin